Exhibit 4.3

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE -OR- EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

ADDITIONAL INVESTMENT RIGHT

To Purchase for up to $             of Principal Amount of convertible Notes and Common Stock Purchase Warrants of:

CAMBRIDGE HEART, INC.

THIS ADDITIONAL INVESTMENT RIGHT (the “AIR”) certifies that, for value received, [                    ], address at [                    ], Fax Number: [            ] (the “HOLDER”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “INITIAL EXERCISE DATE”) and on or prior to the close of business on July 15, 2012 (“TERMINATION DATE”) to purchase up to $[            ] of Principal Amount of convertible Notes (“AIR NOTES”) and Common Stock purchase warrants. A Warrant to purchase One (1) Warrant Share will be issued for each share of Common Stock that would be issued on the Closing Date (as defined in the Subscription Agreement) assuming the complete conversion of the AIR Note on the issue date of the AIR Note at the Conversion Price of the AIR Note then in effect (“AIR WARRANTS”). The AIR Notes and AIR Warrants will be identical to the Notes and Warrants issued pursuant to the Subscription Agreement (1) except that all time effective or time triggered clauses and provisions of the Transaction Documents in so far as they relate to the AIR Note and AIR Warrant shall be determined from the issue date of the AIR Note and AIR Warrant and extend for the corresponding periods and until the corresponding extended termination dates or deadlines as applicable to the Notes and Warrants issuable on the Closing Date, mutatis mutandis and (2) except that the AIR Notes may be prepaid without penalty on or after the Maturity Date (as set forth in the Notes issued on the Closing Date pursuant to the Subscription Agreement). Without limiting the foregoing, the AIR Notes shall include the following provision at the end of Article III thereof: “3.3. Prepayment. At anytime on or after the Maturity Date set forth in Notes issued at the Closing Date under the Subscription Agreement, the Borrower will have the option of prepaying the outstanding Principal amount of this Note, in whole or in part, without payment of a prepayment penalty.”

SECTION 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “SUBSCRIPTION AGREEMENT”), dated February 28, 2012, among the Company and the Subscribers signatory thereto, pursuant to which this AIR was issued.

SECTION 2. EXERCISE.

a) EXERCISE OF AIR. Exercise of the purchase rights represented by this AIR may be made in whole or in part at any time or times on or after the Initial Exercise Date and on or before the Termination Date by (i) delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), and (ii) the payment of the aggregate Purchase Price thereby purchased (“AGGREGATE EXERCISE PRICE”) by wire transfer or cashier’s check drawn on a United States bank. Upon exercise of the AIR, the Company shall issue shares of AIR Note to the amount paid by the Holder and the corresponding amount of Warrants. Collectively, the Air Notes and AIR Warrants issuable upon exercise of the AIR are referred to as the “AIR SECURITIES”.

b) MECHANICS OF EXERCISE.

i. AUTHORIZATION OF AIR SECURITIES. The Company covenants that its issuance of this AIR shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for the AIR Securities upon the exercise of the purchase rights under this AIR. The Company will take all such reasonable action as may be necessary to assure that the AIR Securities may be issued as provided herein without violation of any applicable law or regulation.

ii. DELIVERY OF CERTIFICATES UPON EXERCISE. Certificates for the AIR Securities purchased hereunder shall be delivered to the Holder within five (5) Trading Days after the delivery to the Company of the Notice of Exercise Form, surrender of this AIR and payment of the Purchase Price as set forth above (“AIR SECURITIES DELIVERY DATE”). This AIR shall be deemed to have been exercised on the date the payment of the Purchase Price is received by the Company. The AIR Securities shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of the AIR Securities for all purposes, as of the date the AIR has been exercised by payment to the Company of the Aggregate Exercise Price to be paid by the Holder.

iii. DELIVERY OF NEW AIRS UPON EXERCISE. If this AIR shall have been exercised in part prior to the Termination Date, the Company shall, at the time of delivery of the certificate or certificates representing the AIR Securities, deliver to Holder a new AIR evidencing the rights of Holder to purchase the unpurchased AIR Securities called for by this AIR, which new AIR shall in all other respects be identical with this AIR.

iv. RESCISSION RIGHTS. If the Company fails to deliver to the Holder a certificate or certificates representing the AIR Securities pursuant to this Section 2(e)(iv) by the AIR Securities Delivery Date, then the Holder will have the right to rescind such exercise and be entitled to actual damages incurred.

v. CHARGES, TAXES AND EXPENSES. Issuance of certificates for AIR Securities shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such AIR Securities shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; PROVIDED, HOWEVER, that in the event certificates for AIR Securities are to be issued in a name other than the name of the Holder, this AIR when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. CLOSING OF BOOKS. The Company will not close its records in any manner which prevents the timely exercise of this AIR, pursuant to the terms hereof or the conversion of the Air Notes or exercise of the AIR Warrants.

SECTION 3. NOTICE. If (A) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (B) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the AIR Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. The Holder is entitled to exercise this AIR during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

SECTION 4. TRANSFER OF AIR.

a) TRANSFERABILITY. Subject to compliance with any applicable securities laws, and provided such assignee agrees to be bound to the terms of this Agreement and the Subscription Agreement, this AIR and all rights hereunder are transferable, in whole or in part, upon surrender of this AIR at the principal office of the Company, together with a written assignment of this AIR substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new AIR or AIRs in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new AIR evidencing the portion of this AIR not so assigned, and this AIR shall promptly be cancelled. An AIR, if properly assigned, may be exercised by a new holder for the purchase of AIR Securities without having a new AIR issued.

b) NEW AIRS. This AIR may be divided or combined with other AIRs upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new AIRs are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new AIR or AIRs in exchange for the AIR or AIRs to be divided or combined in accordance with such notice.

c) AIR REGISTER. The Company shall register this AIR, upon records to be maintained by the Company for that purpose (the “AIR REGISTER”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this AIR as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

SECTION 5. MISCELLANEOUS.

a) TITLE TO THE ADDITIONAL INVESTMENT RIGHT. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this AIR, this AIR and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this AIR together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

b) NO RIGHTS AS SHAREHOLDER. This AIR does not entitle the Holder to any voting rights or other rights as a shareholder of the Company. Upon the surrender of this AIR and the payment of the aggregate principal, the AIR Securities so purchased shall be and be deemed to be issued to such Holder as the record owner of such AIR Securities as of the close of business on the later of the date of such surrender or payment.

c) LOSS, THEFT, DESTRUCTION OR MUTILATION OF AIR. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this AIR or any certificate relating to the AIR Securities, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the AIR, shall not include the posting of any bond), and upon surrender and cancellation of such AIR or certificate, if mutilated, the Company will make and deliver a new AIR or certificate of like tenor and dated as of such cancellation, in lieu of such AIR or certificate.

d) ANTI-DILUTION. The conversion price of the Air Notes, the exercise price of the AIR Warrants and the number of shares of Common Stock purchasable upon conversion and exercise shall be adjusted from and after the date of issue of this AIR in the same manner and in the same proportions as is applicable to the Note and Warrants.

SECTION 6. INCORPORATION. This AIR is subject to the terms of the Subscription Agreement which is incorporated herein by this reference, except that the Holder is not granted the registration rights set forth in Section 11 (including Sections 11.1 through 11.6) of the Subscription Agreement with respect any share of Common Stock issuable under the AIR Notes or the AIR Warrants. Without limitation, the grant of the security interest set forth in Section 3, the Company’s representations and warranties in Section 5, the covenants set forth in Sections 7, 8 and 9, the indemnification set forth in Section 10, and the provisions of Section 12 of the Subscription Agreement are incorporated herein by this reference as if included herein, and shall relate to, control and govern this certificate.

IN WITNESS WHEREOF, the Company has caused this AIR to be executed by its officer thereunto duly authorized.

Dated: February 28, 2012

CAMBRIDGE HEART, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

TO: [

(1) The undersigned hereby elects to purchase $             principal amount of secured convertible promissory notes of CAMBRIDGE HEART, INC. (the “Company”) pursuant to the terms of the attached AIR and tenders herewith payment of the amount equal to such Stated Value.

(2) Payment shall take the form of (check applicable box) in lawful money of the United States; or

(3) Please issue a certificate or certificates representing said Notes and AIR Warrants representing the right to purchase              shares of the Company’s Common Stock in the name of the undersigned or in such other name as is specified below:

The Notes and AIR Warrants shall be delivered to the following:

(4) ACCREDITED INVESTOR. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing AIR, execute this form and supply required information. Do not use this form to exercise the AIR.)

FOR VALUE RECEIVED, the foregoing AIR and all rights evidenced thereby are hereby assigned to whose address is

.

Dated:                         ,

Holder’s Signature:

Holder’s Address:

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